Exhibit
4.3



     FIRST SUPPLEMENTAL INDENTURE, dated as of the 1st day of July, 1996 (herein called the "First Supplemental Indenture"), between GTE HAWAIIAN TELEPHONE COMPANY INCORPORATED, a corporation duly organized and existing under the laws of the State of Hawaii (hereinafter referred to as the "Company"), and Hawaiian Trust Company, Limited, a trust company organized and existing under the laws of the State of Hawaii, as Trustee (hereinafter referred to as the "Trustee") under the Indenture dated as of February 1, 1995, between the Company and the Trustee (hereinafter referred to as the "Original Indenture"). Capitalized terms used in this First Supplemental Indenture and not otherwise defined herein shall have the meanings set forth in the Original Indenture.

     WHEREAS, in accordance with Section 9.01(c) of the Original Indenture, the Company and the Trustee may enter into supplemental indentures to the Original Indenture without the consent of the Securityholders to cure any ambiguity or to correct or supplement any provision which may be defective or inconsistent with the Original Indenture or any supplemental indenture, or to make such other provisions in regard to matters or questions arising under the Original Indenture as shall not be inconsistent with the provisions of the Original Indenture and not adversely affect the interests of the holders of the Securities of any series; and

     WHEREAS, the Company desires to amend the Original Indenture in accordance with Section 9.01(c) and has determined that the requirements of Section 9.01(c) have been satisfied and has requested the Trustee to join with it in the execution and delivery of this First Supplemental Indenture; all requirements necessary to make this First Supplemental Indenture a valid instrument, in accordance with its terms, have been met; and the execution and delivery hereof have been in all respects duly authorized;

     NOW, THEREFORE, for good and valuable consideration the sufficiency of which is hereby recognized, the Company covenants and agrees with the Trustee as follows:

                           ARTICLE ONE

              AMENDMENTS TO TERMS OF THE INDENTURE

     Section 1.01 Certain Definitions. The Company and Trustee hereby amend Section 1.01 of the Original Indenture pursuant to
Section 9.01(c) of the Original Indenture to add the following definitions in alphabetical order:

"Depository:

     The term "Depository" shall mean, with respect to Securities of any series for which the Company shall determine that such Securities will be issued as a Global Security, The Depository Trust Company, New York, New York, another clearing agency, or any successor registered as a clearing agency under the Securities and Exchange Act of 1934, as amended, or other applicable statute or regulation, which, in each case, shall be designated by the Company pursuant to either Section 2.01 or 2.11."

                               and

"Global Security:

     The term "Global Security" shall mean, with respect to any series of Securities, one or more Securities executed by the Company and authenticated and delivered by the Trustee to the Depository or pursuant to the Depository's written instruction (if acceptable to the Trustee) held by the Trustee as custodian for the Depository, all in accordance with this Indenture, which shall be registered in the name of the Depository or its nominee."

     Section 1.02  Terms of the Securities.  The Company and
Trustee hereby amend Section 2.01 of the Original Indenture pursuant to Section 9.01(c) of the Original Indenture to add a new paragraph (9) to read as follows:

     "(9) whether the Securities of the series are issuable as a Global Security and, in such case, the identity of the Depository for such series; and"

and to renumber the existing paragraph (9) as paragraph (10).

     Section 1.03 Exchange of Securities. The Company and Trustee hereby amend Section 2.05 of the Original Indenture pursuant to Section 9.01(c) of the Original Indenture to insert a new paragraph at the end of Section 2.05 which reads as follows:

     "The provisions of this Section 2.05 are, with respect to any Global Security, subject to Section 2.11 hereof."

     Section 1.04 Global Securities. The Company and Trustee hereby amend Article II of the Original Indenture pursuant to
Section 9.01(c) of the Original Indenture to insert a new Section
2.11 at the end of Article II which reads as follows:

     "Section 2.11 (a) If the Company shall establish pursuant to Section 2.01 that the Securities of a particular series are to be issued as a Global Security, then the Company shall execute and the Trustee shall, in accordance with Section 2.04, authenticate and deliver, a Global Security which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the Outstanding Securities of such series, (ii) shall be registered in the name of the Depository or its nominee, (iii) shall be delivered by the Trustee to the Depository or pursuant to the Depository's written instruction or (if acceptable to the Trustee) held by the Trustee as custodian for the Depository, and (iv) shall bear a legend substantially to the following effect: 'Except as otherwise provided in Section 2.11 of the Indenture, this Security may be transferred, in whole but not in part, only to another nominee of the Depository or to a successor Depository or to a nominee of such successor Depository'.

     (b) Notwithstanding the provisions of Section 2.05, the Global Security of a series may be transferred, in whole but not in part and in the manner provided in Section 2.05, only to another nominee of the Depository for such series, or to a successor Depository for such series selected or approved by the Company or to a nominee of such successor Depository.

     (c) If at any time the Depository for a series of Securities notifies the Company that it is unwilling or unable to continue as Depository for such series or if at any time the Depository for such series shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation and a successor Depository for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, this Section
2.11 shall no longer be applicable to the Securities of such series and the Company will execute, and subject to Section 2.05, the Trustee will authenticate and deliver, Securities of such series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security of such series in exchange for such Global Securities. In addition, the Company may at any time determine that the Securities of any series shall no longer be represented by a Global Security and that the provisions of this Section 2.11 shall no longer apply to the Securities of such series. In such event the Company will execute and subject to Section 2.05, the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Company, will authenticate and deliver Securities of such series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security of such series in exchange for such Global Security. Upon the exchange of the Global Security for such Securities in definitive registered form without coupons, in authorized denominations, the Global Security shall be cancelled by the Trustee. Such Securities in definitive registered form issued in exchange for the Global Security pursuant to this Section 2.11(c) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Depository for delivery to the persons in whose names such Securities are so registered."

                           ARTICLE TWO

                          MISCELLANEOUS

     Section 2.01 Effectiveness of Provisions. The provisions of this First Supplemental Indenture shall be effective only with respect to series of Securities issued after the date hereof.

     Section 2.02 Execution of Supplemental Indenture. This First Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original
Indenture, this First Supplemental Indenture forms a part thereof.

     Section 2.03 Conflict with Trust Indenture Act. If and to the extent that any provision hereof limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, as amended, such imposed duties shall control.

     Section 2.04 Successors and Assigns. All covenants and agreements in this First Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

     Section 2.05 Separability Clause. In case any one or more of the provisions contained in this First Supplemental Indenture, the Original Indenture or in the Securities of any series shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture, the Original Indenture or of such Securities, but this First Supplemental Indenture, the Original Indenture and such Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

     Section 2.06 Benefits of First Supplemental Indenture. Nothing in this First Supplemental Indenture or in the Original Indenture, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Securityholders (to the extent specified herein or therein), any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

     Section 2.07  Governing Law.  This First Supplemental
Indenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

     Section 2.08  Execution and Counterparts.  This First
Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                         GTE HAWAIIAN TELEPHONE COMPANY
INCORPORATED


          (SEAL)

                         By _____________________________
                            Vice President


Attest:




By _____________________________
   Assistant Secretary


                         HAWAIIAN TRUST COMPANY, LIMITED
                           as TRUSTEE


          (SEAL)

                         By _____________________________
                            Title:




                         By _____________________________
                            Assistant Vice President


Attest:




By _____________________________
  Title:





HI:8-K:40